Exhibit 99.2

2010 Annual Report Transcript and Materials

FBL Financial Group, Inc.
2010 Annual Report
Protecting Livelihoods and Futures

Forward-Looking Statements

Certain statements made in this annual report and on this website concerning FBL Financial Group's prospects for the future are forward-looking statements intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act. These statements generally can be identified by their context, including terms such as "believes," "anticipates," "expects," or similar words.
These statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks and uncertainties are detailed in FBL Financial Group's reports filed with the Securities and Exchange Commission and include, but are not limited to, difficult conditions in financial markets and the economy, lack of liquidity and access to capital, investment valuations, interest rate changes, competitive factors, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable; however, no assurance can be given that the assumptions will prove to be correct. These important risks and uncertainties should be considered in evaluating any statement contained herein.
Investors should not place undue reliance upon any forward-looking statements included in this annual report, as they are only as of the date they were posted, March 31, 2011. FBL disclaims any obligation to update forward-looking statements after the date that this annual report is posted. Further, FBL Financial Group assumes no responsibility for any inaccuracies or misstatements that occur as a result of the review of dated material. For FBL Financial Group's most current information, please reference FBL Financial Group's current SEC filings, which may be found on FBL Financial Group's website under Financial Information, SEC Filings (http://www.fblfinancial.com/sec.cfm).

ACCEPT

Letter to Shareholders - Jim Hohmann, Chief Executive Officer

“We are moving forward in an orderly fashion with clarity and urgency.”

To My Fellow Shareholders,
I am pleased to report to you that 2010 was a great year for FBL Financial Group. In fact, it was a record year for earnings. We achieved excellent financial results for 2010, with record net income of $3.92 per share and operating income of $3.42 per share. Book value per share increased 30% to $36.95 and assets grew 8% to $15.3 billion. Our results were rewarded with a 55% gain in our stock price to close at $28.67. These financial results build shareholder value, and by serving our many customers and constituents, we are fulfilling our purpose.
Protection Through Strength
In 2010, FBL Financial Group defined its purpose: to protect livelihoods and futures. To protect, we must be in a position of strength, and our top priority during the past two years has been conserving and building capital strength. While we further strengthened our balance sheet in 2010, we also directed our energies toward growing the business.
Our Farm Bureau Life subsidiary set several records for sales growth in 2010. Farm Bureau Life has consistently increased sales, growing even during the financial crisis. In 2010, Farm Bureau Life developed new products, streamlined its operations and reduced expenses. FBL's other insurance subsidiary, EquiTrust Life, is in the second phase of a successful reinvention process. During 2010 EquiTrust diversified its product portfolio with the introduction of two life insurance products and further refined its distribution, allowing for deeper engagement with distribution partners and customers.
While the A.M. Best financial strength rating of Farm Bureau Life was upgraded to A- Excellent in October, in our opinion the capital position, discipline and strategic focus of both Farm Bureau Life and EquiTrust Life warrant “A” level ratings. It is our objective to have this more fully recognized over time.
Security Through Simplicity
We have worked to be visionary, innovative and value-driven in the past year. We recognize that the foundation of our company is our relationships with agents and clients. Our efforts center on knowing our customers, and working to make their lives simpler and more secure.
Going forward, Farm Bureau Life will build upon its rural market leadership through superior market knowledge, product design and customer service. We will also strengthen and strategically grow our exclusive agent distribution force to build deep customer relationships. EquiTrust will selectively extend its suite of life insurance products, delivering growth within its capital and return standards, by leveraging its agility and connections with a national marketplace.

Growth Through Strategy
I'm very excited about the future of FBL Financial Group, and proud of our past performance. We've come a long way and celebrate 2010 as a very successful year. Our record results are a partial realization of the growth and the financial potential we have as a company. We are moving forward in an orderly fashion with clarity and urgency.

Sincerely,

James E. Hohmann
Chief Executive Officer

Questions and Answers

Q: What was FBL's greatest accomplishment in 2010?
Video response from Jim Hohmann:
A: FBL Financial Group had an outstanding 2010; we made things happen. When it comes to accomplishments, I don't think in terms of a single item but, rather, a litany of achievements:
•    For example, we continued to build capital strength and ended 2010 with excellent capital levels.
•    EquiTrust Life successfully introduced its first two life insurance products and grew sales.

•	Our Farm Bureau Life channel had its strongest sales year ever.
•    We made the decision to exit the variable business as it did not meet our return objectives.

•	We initiated a restructuring of operations and managed expenses.

•	We achieved record net income and record operating income.
And in addition to these accomplishments, FBL's stock price increased 55%, and that's probably the most notable item for shareholders.

Q: What are FBL's priorities in 2011?
Video response from Jim Hohmann:
A: This year we're focused on efficient growth in both business volume and profits. We're carefully managing our investments and expenses; we'll continue to be more engaged with our agents, customers, Farm Bureau members and employees. In Farm Bureau, we'll build upon our brand loyalty through exclusive agents with outstanding cross-sales. For EquiTrust Life, we'll equip our independent agents with a balance of annuities and life products to reach a national market. These priorities form a solid foundation for profitable growth.

Q: Will you continue to build upon your capital strength in 2011?
Video response from Jim Hohmann:
A: I'm pleased to say that we have excellent capital levels. During 2009, our priority was to conserve and strengthen our capital position and during 2010, we increased our capital levels even further. Farm Bureau Life increased its risk based capital ratio by 16 points to 457%, while EquiTrust Life added 49 points to end the year at 425%. We're committed to the security of our policyholders, and our current capital levels serve this purpose. As we move forward, we'll continue to balance our overall capital position with our desired ratings, shareholder dividends and return objectives.

Financial Review - Jim Brannen, Chief Financial Officer

“2010 was a very successful year for FBL.”

Video from CFO Jim Brannen discussing the 2010 financial year:

2010 was a very successful year for FBL. We built upon our foundation of outstanding results and saw record highs in both net income and operating income. Our investment portfolio is performing very well, with significantly improved valuations over the past year. A.M. Best acknowledged this by upgrading Farm Bureau Life's financial strength rating and affirming the rating for EquiTrust Life. Notably, both companies received A- ratings from Standard & Poor's in early 2011.

We made a lot of progress in 2010. The results validate our efforts in the past year to strengthen our balance sheet, increase profitability and grow book value. We ended 2010 in excellent financial position, despite a still somewhat weak economy, and we have sound strategies to build the future of FBL Financial Group and increase shareholder value.

Some of the more significant financial metrics are highlighted here. And of course you can find more detailed information in our Form 10-K.

Financial Review Charts

Net Income (Loss) per common share
Results in 2010 continue a strong growth trend with 2010 net income of $120.7 million, or $3.92 per share. The net loss in 2008 reflects realized investment losses from other-than-temporary impairments of bonds in the investment portfolio.

Operating Income per common share
Operating income remained strong in 2010, totaling $105.2 million - a record $3.42 per share - reflecting sound fundamentals of both Farm Bureau Life and EquiTrust Life.

Capitalization
FBL's total capitalization exceeds $1.5 billion, an increase from $1.2 billion at year end 2009. The debt-to-total capitalization ratio, with equity credit for trust preferreds, was 18.6% at year end with securities at cost.

Statutory Capital
Farm Bureau Life and EquiTrust Life are well-capitalized with excellent company action level risk based capital ratios of 457% for Farm Bureau Life and 425% for EquiTrust Life.

Book Value
GAAP book value grew by 30% in 2010 reflecting strong earnings and improving investment valuations.

Investments By Type
At December 31, 2010, FBL's investments totaled $13.1 billion and are well diversified by individual issue and industry.

Investments By Quality
FBL's investment portfolio quality is high with 94% of the securities being investment grade.

GAAP to Non-GAAP Reconciliation
For the year ended December 31, 2010
(dollars in thousands, except per share data)

(a)
Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to these items.

(b)
In addition to net income (loss), FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives, the cumulative effect of changes in accounting principles and a nonrecurring lawsuit settlement. FBL Financial Group uses operating income, in addition to net income (loss), to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter, and the cumulative effect of change in accounting principles and lawsuit settlement in 2006 are nonrecurring items. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income (loss). This non-GAAP measure is used for goal setting, determining company-wide short-term incentive compensation and evaluating performance on a basis comparable to that used by many in the investment community. FBL Financial Group believes the combined presentation and evaluation of operating income, together with net income (loss), provides information that may enhance an investor's understanding of FBL Financial Group's underlying results and profitability.

(c)
Book value per share excluding accumulated other comprehensive income (loss) is a non-GAAP financial measure. Since accumulated other comprehensive income (loss) fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL Financial Group believes this non-GAAP financial measure provides useful supplemental information.

About FBL: Company Profile

FBL Financial Group, headquartered in West Des Moines, Iowa, is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL Financial Group, Inc. is traded on the New York Stock Exchange under the symbol FFG.

Farm Bureau Life Insurance Company
FBL Financial Group's Farm Bureau Life Insurance Company subsidiary has 1,996 exclusive agents and managers in 15 Midwestern and Western states. Farm Bureau Life, which originated in 1945, serves the niche marketplace of Farm Bureau members with a comprehensive line of life insurance and annuity products.

Farm Bureau Property & Casualty Insurance Company
Western Agricultural Insurance Company
FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies: Farm Bureau Property & Casualty Insurance Company and Western Agricultural Insurance Company, which operate predominantly in eight states. FBL Financial Group receives a management fee from these companies and underwriting results do not impact FBL Financial Group's results.

EquiTrust Life Insurance Company
FBL Financial Group's EquiTrust Life Insurance Company subsidiary is national in scope and sells traditional fixed rate and index annuities through more than 17,000 independent agents. In 2010 EquiTrust Life broadened its product portfolio with the introduction of life insurance.

About FBL: Management Team

(Standing, left to right)
James P. Brannen, Chief Financial Officer, Chief Administrative Officer and Treasurer
Thomas L. May, Vice President - EquiTrust
David A. McNeill, Vice President, General Counsel and Secretary
Donald J. Seibel, Vice President - Finance
Charles T. Happel, Executive Vice President - Chief Investment Officer
Kevin R. Slawin, Executive Vice President - Marketing & Distribution

(Sitting, left to right)
David T. Sebastian, Vice President - Strategy & Business Development
Richard J. Kypta, Executive Vice President - Farm Bureau Life
Russell J. Wiltgen, Chief Actuary
Lori K. Strottman, Vice President - Human Resources
James E. Hohmann, Chief Executive Officer

James E. Hohmann
Chief Executive Officer
James E. (Jim) Hohmann was named chief executive officer of FBL Financial Group in January 2010. He has more than 30 years of experience in the financial services industry. Prior to FBL Financial Group, he was president and CEO of Allstate Financial with executive accountabilities for 15 Allstate affiliates. Prior to that, Hohmann was president and chief operating officer at Conseco, Inc.; president and CEO of XL Life and Annuity; and president, Financial Institutions, for Zurich Kemper Life. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Hohmann earned a bachelor's degree in mathematics from Northwestern University and an MBA from the University of Chicago, graduating with high honors. Hohmann is a member of the board of governors of the Property Casualty Insurers Association of America and is a former member of the board of directors of the American Council of Life Insurers. He also serves on the boards of Bankers Trust, the Greater Des Moines Partnership, and OMNI Youth Services in Chicago.

James P. Brannen
Chief Financial Officer, Chief Administrative Officer and Treasurer
James P. (Jim) Brannen, chief financial officer, chief administrative officer and treasurer of FBL Financial Group, is a graduate of the University of Iowa with a major in accounting. He joined FBL in 1991 and held various positions in the tax and accounting areas prior to being named to vice president - finance in 2000 and to his current position in 2007. Prior to joining FBL, Brannen managed corporate tax matters for insurance companies at Ernst & Young. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. Brannen serves in several civic and industry organizations, including the board of directors of United Way of Central Iowa.

Charles T. Happel
Executive Vice President - Chief Investment Officer
Charles T. (Charlie) Happel is chief investment officer of FBL Financial Group. He joined the company in 1984 as a Farm Bureau Financial Services agent, moving to the corporate office in 1986. Over the next 15 years, he held various positions in investments, as securities analyst and portfolio manager. Happel became securities vice president in 2001, vice president - investments in August 2008, and was named chief investment officer in September 2009. He is a graduate of the University of Northern Iowa and earned an MBA from Drake University. He is a Chartered Financial Analyst (CFA), and holds a number of industry designations, including CFP, FLMI, ChFC, CLU, and CPCU. He is a member of the Iowa Society for Financial Analysts and the Association for Investment Management and Research (AIMR).

Thomas L. May
Vice President - EquiTrust
Thomas L. (Tom) May is vice president, EquiTrust, a subsidiary of FBL Financial Group. May joined FBL in 2002 as alliance marketing vice president. He served as vice president, sales and marketing of the EquiTrust Life Strategic Business Unit from its inception in 2003 until assuming his current position in September 2009. Prior to joining FBL, May held positions in actuarial, marketing and finance areas at Equitable Life of Iowa and Central Life Assurance Company. May was part of the management team of USG Annuity & Life, a start up annuity operation launched in 1989, eventually becoming executive vice president and chief marketing officer. May earned a bachelor's degree in mathematics from the University of Nebraska in Lincoln and a master's degree in actuarial science. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

David A. McNeill
Vice President, General Counsel and Secretary
David A. McNeill, vice president, general counsel and secretary of FBL Financial Group, joined FBL's legal department in 1989. He held various positions in the legal department before being named to his current position in 2009. Prior to joining FBL, McNeill was in private practice as an attorney in the Des Moines law firm of Davis, Hockenberg, Wine, Brown, Koehn & Shors (now Davis Brown) and an attorney with Miller & Sanford law firm (now Lathrop & Gage) in Springfield, Missouri. McNeill received his Juris Doctorate degree, with honors, from Drake University Law School in 1985 and his bachelor's degree from Simpson College in 1979. McNeill is the companies' representative to the Federation of Iowa Insurers, and serves as a director of the Kansas Life & Health Insurance Guaranty Association and the Colorado Life and Health Insurance Protection Association.

Kevin R. Slawin
Executive Vice President - Marketing & Distribution
Kevin R. Slawin, executive vice president - marketing & distribution, joined FBL Financial Group in October 2009. He is responsible for all aspects of the organization's marketing and distribution functions including business development, brand management, sales management and agent recruiting and retention. Slawin has more than 30 years of experience in the financial services industry. Over the past 14 years, he has held a number of senior management positions at Allstate Financial including CEO, Allstate Bank; senior vice president, operations and technology; and senior vice president, chief financial officer. Most recently, he served as president, distribution. Slawin holds a Masters of Management degree from the J. L. Kellogg Graduate School of Management at Northwestern University and a BS degree in accounting from Indiana University. Slawin serves on the LIMRA Strategic Marketing Committee.

Russell J. Wiltgen
Chief Actuary
Russell J. (Russ) Wiltgen joined FBL Financial Group as chief actuary in February 2010. He is responsible for actuarial matters and enterprise risk management. Wiltgen comes to FBL Financial Group with 30 years of experience in financial services, with expertise in strategic business planning, risk management, product development and management, distribution expansion and field engagement. Prior to joining FBL, he was with the UNIFI Companies in Lincoln, and where he most recently served as vice president-individual annuity product management. He also worked for the Mutual of Omaha Companies for 17 years where he held various actuarial management positions including vice president and chief product actuary risk life. Wiltgen holds a bachelor's degree in actuarial science from the University of Iowa. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries and serves on the board of Greater Des Moines Habitat for Humanity.

Richard J. Kypta
Executive Vice President - Farm Bureau Life
Richard J. (Rich) Kypta is executive vice president - Farm Bureau Life. He joined the company in August 2007 and served as senior vice president and general counsel through March 2008. Kypta also served as the secretary of FBL Financial Group through April 2009. Prior to joining FBL, Kypta held a number of legal, finance, and operations positions within Aviva USA Corporation and Aegon Insurance Group. He started his career with the public accounting firm of PricewaterhouseCoopers.

Kypta holds a BS degree from Georgetown University, an MS degree from Johns Hopkins University and a J.D. degree from the University of Maryland's School of Law. He is a certified public accountant; a member of the American Institute of Certified Public Accountants, American Bar Association and Maryland State Bar Association; and a Fellow of the Life Management Institute. Kypta currently serves as a director of the Iowa and Wyoming Life and Health Guaranty Associations and as a trustee of the Hospice of Central Iowa Foundation.

Lori K. Strottman
Vice President - Human Resources
Lori Strottman joined the companies in 1986 and has served in a number of human resources capacities over the past 25 years. She was director of corporate recruitment and employment from 1995 until 2003, when she became employment services vice president. She was named to her current position in March 2010. Strottman graduated from the University of Northern Iowa with a bachelor's degree in management (human resources emphasis). She has earned numerous human resources and insurance industry designations including Senior Professional Human Resources (SPHR), Certified Employee Benefits Specialist (CEBS), Group Benefits Administrator (GBA), Certified Compensation Professional (CCP) and Fellow Life Management Institute (FLMI). She is past president of the Society for Human Resource Management's central Iowa chapter and recently served as State Conference Chair.

David T. Sebastian
Vice President - Strategy & Business Development
David T. Sebastian was named vice president - strategy and business development in June of 2008, having served as vice president in various sales and marketing capacities since joining FBL Financial Group in 2004. Sebastian was a consultant to the companies on sales, marketing and business matters beginning in 1995. Prior to joining FBL Sebastian was an independent consultant to clients in financial services, professional services, manufacturing, consumer products and education for more than 20 years.

Donald J. Seibel
Vice President - Finance
Donald J. (Don) Seibel, vice president - finance, joined FBL in 1996 to help lead accounting efforts necessary for FBL Financial Group's initial public offering. He became GAAP accounting vice president in 1998 and vice president − accounting in 2002 and was named to his current position in 2007. Prior to joining FBL, Seibel worked for 11 years at public accounting firm Ernst & Young. He is responsible for departments providing financial and tax reporting for FBL, investor relations, employee benefits and certain corporate services. Seibel holds a bachelor's degree in accounting from Iowa State University, is a certified public accountant, and holds the Fellow Life Office Management Institute (FLMI) certification. Seibel is a board member of the Iowa Society of CPAs and is active in civic organizations.

About FBL: Board of Directors

Craig A. Lang, Chairman of the Board
Craig A. Lang, age 59, is the Chairman of the Board, and chair of the Executive Committee. He has been a director of the Iowa Farm Bureau Federation since 1992 and was its Vice President for six years beginning in 1995. He has been a director of Farm Bureau Property & Casualty and Farm Bureau Life Insurance Company (Farm Bureau Life) since 1993. In December 2001 he was elected President of the Iowa Farm Bureau Federation and director and President of its subsidiary, Farm Bureau Management Corporation. He was also then named President of Farm Bureau Life and Farm Bureau Property & Casualty (until 2003), a director and President of EquiTrust Life, a director of Western Ag, and a director and chair of EquiTrust Mutual Funds. In 2003 Mr. Lang was elected to the board of directors of the American Farm Bureau Federation. He is also a director of FB BanCorp. He served as the Iowa governor's appointed chairman of the Grow Iowa Values Fund, within the Iowa Department of Economic Development, in 2003 and 2006. Mr. Lang was named a member of the Iowa Board of Regents in April 2007. Mr. Lang was the lead director of Iowa Telecom, and chairman of its Compensation Committee, until its sale to Windstream Corporation in June 2010. Mr. Lang has farmed since 1973 in partnership with his father and brother on 1,200 acres near Brooklyn, Iowa.

Steve L. Baccus
Steve L. Baccus, 61, became a Class B director in May 2002 after being named President of the Kansas Farm Bureau. He is also chairman of the board of directors of Farm Bureau Property & Casualty, and a director of Farm Bureau Life, EquiTrust Life, Western Ag and FB BanCorp. In 2004 Mr. Baccus was elected to the board of directors of the American Farm Bureau Federation. His family farm in Ottawa County, Kansas produces wheat, milo, soybeans, sunflower and irrigated corn. Mr. Baccus earned bachelor's and master's degrees in psychology from Washburn University and Chapman College, respectively.

Roger K. Brooks
Roger K. Brooks, 73, was named a Class A director in May 2009, filling a board vacancy. He serves on the Finance Committee and the Management Development and Compensation Committee. Brooks is the retired chief executive officer and chairman of AmerUs Group. He retired from AmerUs in 2005, after nearly 50 years of service. Brooks has served on numerous community boards and is a member of the Iowa Insurance Hall of Fame and Iowa Business Hall of Fame. He is also a Fellow of the Society of Actuaries. Brooks graduated magna cum laude with a bachelor's degree in mathematics from the University of Iowa. He also participated in Stanford University's Executive Program.

Jerry L. Chicoine
Jerry L. Chicoine, 68, Class A director since 1996, is the lead director of the independent directors, vice chairman of the board, and serves on the Executive Committee and the Management Development and Compensation Committee. Chicoine retired effective January 1, 2001 as chairman and chief executive officer of Pioneer Hi-Bred International, Inc. He had served in those capacities since 1999, and was Pioneer's executive vice president and chief operating officer since 1997. From 1988 to 1997 he had served as senior vice president and chief financial officer. He was named a director of Pioneer Hi-Bred in March 1998. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs in 1998. He was a partner in the accounting firm of McGladrey & Pullen from 1969 to 1986 and also holds a law degree. He is a member of the Board of Directors of The Weitz Company.

Tim H. Gill
Tim H. Gill, 58, Class A director since 2004, has served as president and chief executive officer of

Montana Livestock Ag Credit, Inc. since 1986. The company specializes in agricultural finance throughout the state of Montana, underwrites long term real estate loans and has its own investment offerings. Gill is on the finance committee of Montana Stockgrowers; a trustee and finance chairman of the Montana Stockgrowers Research and Education Foundation; a member of the tax and credit committee of the National Cattlemen's Beef Association; a director and past chairman of the Montana Council on Economic Education; a director of the Carroll College Athletic Association, and past chairman of the Animal Bio-Science Committee for Montana State University College of Agriculture. He is chair of the Management Development and Compensation Committee.

Robert H. Hanson
Robert H. Hanson, 69, Class A director since 2004, served as investment banker with Merrill Lynch, Pierce Fenner & Smith in New York from 1965 to 1989, since 1972 as a vice president, specializing in providing corporate finance services to the regulated utilities and telecommunications industries. In 1990 he relocated to Cody, Wyoming, where he was employed by Dean Witter Reynolds, Inc. as an account executive, and later by D.A. Davidson & Co., as vice president and office manager of that firm's Cody office. In 1993 he joined GST Telecommunications, Inc., initially as senior vice president-corporate development, and subsequently as chief financial officer, retiring from those positions in 1999. Hanson is a past member of the Wyoming Telecommunications Council and current president of the Boys & Girls Club of Park County, Wyoming. In addition, he is a director and trustee of two national conservation organizations, for which he has the responsibility for financial and investment management. Hanson is a graduate of Yale University. He is chair of the Finance Committee, and has been named by the Board of Directors as one of our "Audit Committee financial experts."

Craig D. Hill
Craig D. Hill, 55, was elected a Class B director in February 2007 and previously served as a Class B director from 2002 to 2004. He is vice president of the Iowa Farm Bureau Federation and has served on its Board of Directors since 1989. He has served on the boards of Farm Bureau Life from 1989 to 2007, and on the board of Farm Bureau Property & Casualty since 1989, and also serves on the boards of Western Agricultural and Crop1 Insurance. Hill farms 1,000 acres of row crops and has a swine operation near Milo, Iowa.

James E. Hohmann
James E. (Jim) Hohmann, 55, was named chief executive officer of FBL Financial Group in January 2010. He has more than 30 years of experience in the financial services industry. Prior to FBL Financial Group, he was president and CEO of Allstate Financial with executive accountabilities for 15 Allstate affiliates. Prior to that, Hohmann was president and chief operating officer at Conseco, Inc.; president and CEO of XL Life and Annuity; and president, Financial Institutions, for Zurich Kemper Life. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Hohmann earned a bachelor's degree in mathematics from Northwestern University and an MBA from the University of Chicago, graduating with high honors. Hohmann is a member of the board of governors of the Property Casualty Insurers Association of America and is a former member of the board of directors of the American Council of Life Insurers. He also serves on the boards of Bankers Trust, the Greater Des Moines Partnership, and OMNI Youth Services in Chicago.

Paul E. Larson
Paul E. Larson, 58, Class A director since 2004, is the chair of the Audit Committee. He has been named by the Board of Directors as one of our "Audit Committee financial experts." He retired in 1999 as president of Equitable Life of Iowa and its subsidiary, USG Annuity and Life, after 22 years with the companies. Larson holds both a law degree and a certified public accountant designation. He was named

Outstanding CPA in Business and Industry by the Iowa Society of CPA's in 1999, and inducted into the American Institute of CPA's Business and Industry Hall of Fame in 2000. He is a member of the Board of Directors of non-public companies Wellmark, Inc., GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company. He was also a board member of EquiTrust Mutual Funds (which is managed by one of our subsidiaries), where he was chair of the Audit Committee and the committee's financial expert. He resigned from the EquiTrust Mutual Funds board upon election to the FBL Financial Group board in 2004.

Edward W. Mehrer
Edward W. Mehrer, 72, Class A director since 2004, is currently a member of the board of directors, and the audit and compensation committees of NovaStar Financial. He served as interim chief executive officer of CyDex, Inc., a drug delivery company, from late 2002 to mid 2003, and as its chief financial officer from November 1996 to December 2003. Prior to joining CyDex in 1996, Mehrer was executive vice president and chief financial and administrative officer of Marion Merrell Dow and a director and member of its executive committee. From 1976 to 1986, Mehrer served as partner-in-charge of audit and accounting for KPMG Peat Marwick in Kansas City, Missouri. The Board of Directors has named him as one of our “Audit Committee financial experts.”
Keith R. Olsen
Keith R. Olsen, 66, has served as a Class B director since May 2007. He previously served as a Class B director from 2002 to 2004. He is chairman of the Class B Nominating Committee. Olsen was elected president of the Nebraska Farm Bureau Federation in 2002, and has been a member of its Board of Directors since 1992. He was elected to the Board of Directors of the American Farm Bureau Federation in 2004. He is also a director of Farm Bureau Life, Farm Bureau Property & Casualty, and Western Agricultural Insurance Company. In February 2003 he became a director of Blue Cross-Blue Shield of Nebraska. Olsen holds a Bachelor of Science in Agricultural Economics and has farmed 3,000 acres in southwest Nebraska for more than four decades. Olsen has advised FBL Financial Group that he is not seeking reelection to the Board of Directors at this year's Annual Meeting of Shareholders. Therefore, his term of office will end at the Annual Meeting of Shareholders on May 18, 2011.
Kevin G. Rogers
Kevin G. Rogers, 49, has served as a Class B director since February 2008. He has been president of the Arizona Farm Bureau Federation since 2003. Rogers is also a director of Farm Bureau Life and Farm Bureau Property & Casualty Insurance Company, as well as Western Agricultural Insurance Companies and the Farm Bureau Mutual Holding Company. He is a board member of Farm Bureau Bank. Rogers is an officer of the Arizona Cotton Growers Association and serves on the National Cotton Council, the United States Department of Agriculture (USDA) Cotton Board on the USDA Air Quality Task Force. He served on the American Farm Bureau Board of Directors and on its five-member executive committee for six years (2005-2010). His family farms more than 7,000 acres in the Phoenix metropolitan area.

John E. Walker
John E. Walker, 72, Class A director since 1996, the chair of the Corporate Governance Committee and is a member of the Management Development and Compensation Committee. He retired January 1, 1996 from Business Men's Assurance (BMA), Kansas City, Missouri, where he had been the managing director of Reinsurance Operations since 1979. He had been a member of the Board of Directors of BMA for 11 years prior to his retirement, and a member of its executive committee. Mr. Walker was a director of LabOne, Inc., a publicly traded testing laboratory, and its predecessor, for close to 20 years until the company was acquired by merger in late 2005. He serves on a variety of nonprofit community boards.